Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Interest of Named Experts and Counsel” and to the use of our report dated July 5, 2006 included in Amendment No. 1 of the Registration Statement on Form SB-2 and related Prospectus of Axxent Media Corp. for the registration of shares of its common stock.

/S/ MANNING ELLIOTT

CHARTERED ACCOUNTANTS
Vancouver, Canada
August 10, 2006